Exhibit 1.1

ON24, Inc.

Common Stock, par value $0.0001 per share

Underwriting Agreement

            , 2021

Goldman Sachs & Co. LLC,

J.P. Morgan Securities LLC,

KeyBanc Capital Markets Inc.,

    As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

c/o Goldman Sachs & Co. LLC,

200 West Street,

New York, New York 10282-2198.

c/o J.P. Morgan Securities LLC,

383 Madison Avenue,

New York, New York 10179.

c/o KeyBanc Capital Markets Inc.,

127 Public Square,

Cleveland, Ohio 44114.

Ladies and Gentlemen:

ON24, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [●] shares and, at the election of the Underwriters, up to [●] additional shares of Common Stock, par value $0.0001 per share (“Stock”) of the Company, and the stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated in this Agreement, to sell to the Underwriters an aggregate of [●] shares of Stock. The aggregate of [●] shares to be sold by the Company and the Selling Stockholders is herein called the “Firm Shares” and the aggregate of [●] additional shares to be sold by the Company is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

1.    (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)    A registration statement on Form S-1 (File No. 333-251967) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any

post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act related to the offering of the Shares has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)    (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c) of this Agreement);

(iii)    For the purposes of this Agreement, the “Applicable Time” is [●:●●] [a.m./p.m.] (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv)    No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(v)    (A) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and (B) the Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(vi)    Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus ;

(vii)    The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them (other than with respect to Intellectual Property, title to which is addressed exclusively in subsection (xxiii)), in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them, to the Company’s knowledge, under valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (ii) the application of general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (iii) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(viii)    Each of the Company and each of its subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and each subsidiary of the Company has been listed in the Registration Statement;

(ix)    The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock and equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(x)    The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights that have not been waived in writing;

(xi)    The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of this clause (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or regulatory body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xii)    Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(xiii)    The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the captions “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders and “Underwriting (Conflicts of Interest)”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xiv)    Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xv)    Neither the Company nor any of its subsidiaries is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Prospectus and Prospectus, neither the Company nor any of its subsidiaries will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvi)    At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xvii)    KPMG LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(xviii)    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xix)    Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xx)    The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxi)    This Agreement has been duly authorized, executed and delivered by the Company;

(xxii)    There are no persons with registration rights or other similar rights to have any of securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act except as have been validly waived or complied with;

(xxiii)

A.    Except as disclosed in the Registration Statement, Pricing Prospectus or Prospectus to the Company’s knowledge, the Company and its subsidiaries own or possess adequate rights to use all: patents (together with any reissues, continuations, continuations-in-part, divisions, renewals, extensions, counterparts and reexaminations thereof), patent applications (including provisional applications), discoveries and inventions; trademarks, service marks, trade names, logos, Internet domain names and other indicia of origin and all registrations and applications therefor; rights in published and unpublished works of authorship, whether copyrightable or not (including software, website content and related documentation), and copyrights and all registrations and applications therefor; licenses; trade secrets, know-how and other confidential or proprietary information, including systems, procedures, methods, technologies, algorithms, designs, data, unpatentable discoveries and inventions and any other information meeting the definition of a trade secret under the Uniform Trade Secrets Act or similar laws (“Trade Secrets”) and other technology and intellectual property rights, including the right to sue for past, present and future infringement, misappropriation or dilution of any of the same (collectively, “Intellectual Property”), owned or used by the Company or any of its subsidiaries or necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted (the “Company Intellectual Property”). The Company or its subsidiaries exclusively own all material Company Intellectual Property purported to be owned by the Company or its subsidiaries;

B.    To the Company’s knowledge, the conduct of the Company’s and its subsidiaries’ respective businesses has not violated, infringed, misappropriated or conflicted with any Intellectual Property rights of others in any material respect. To the Company’s knowledge, the Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others, except as described in the Registration Statement, the Pricing Prospectus and the Prospectus. To the Company’s knowledge, there are no third parties who have ownership rights or rights to use any Company Intellectual Property owned or purported to be owned by the Company or any of its subsidiaries, except for (A) any retained rights of the owners of Intellectual Property that is licensed to the Company or any of its subsidiaries and (B) the non-exclusive rights of customers and strategic and channel partners to use the Company Intellectual Property, under which the Company or any of its subsidiaries have granted valid licenses to such customers and partners, in the ordinary course, consistent with past practice. Except as disclosed in the Registration Statement, Pricing Prospectus or Prospectus, and except where the outcome of which would not reasonably be expected to have a Material Adverse Effect, (A) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights or any of its subsidiaries’ rights in or to any of the Company Intellectual Property, (B) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any of the Company Intellectual Property, (C) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes or misappropriates any Intellectual Property or other proprietary rights of others or (D) there is no pending or threatened action, suit, proceeding or claim by the Company or any of its subsidiaries that a third party infringes or misappropriates any of the Company Intellectual Property. To the Company’s knowledge, no Intellectual Property has been obtained or is being used by the Company or any of its subsidiaries in material violation of any contractual obligation binding on the Company or any of its subsidiaries, or otherwise in violation of the rights of any persons;

C.    Except as disclosed in the Registration Statement, Pricing Prospectus or Prospectus, to the Company’s knowledge, the Company and its subsidiaries have taken reasonable steps necessary to secure their interests in the Intellectual Property developed by their employees, consultants, agents and contractors in the course of their service to the Company. Such steps include the execution of valid Intellectual Property assignment and non-disclosure agreements for the benefit of the Company and its subsidiaries by their respective employees, consultants, agents and contractors, with such exceptions as would not reasonably be expected to materially impair the Company’s rights in such Intellectual Property. There are no outstanding options, licenses or binding agreements of any kind relating to the Company Intellectual Property owned or purported to be owned by the Company or any of its subsidiaries that are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus and are not so described in all material respects. The Company and its subsidiaries are not a party to or bound by any options, licenses or binding agreements with respect to any Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement and the Prospectus and are not so described in all material respects. No government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of any Intellectual Property that is owned or purported to be owned by the Company or any of its subsidiaries, and, to the Company’s knowledge, no governmental agency or body, university, college, other educational institution or research center has any claim or right in or to any Intellectual Property that is owned or purported to be owned by the Company or any of its subsidiaries. The Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material Trade Secrets and other confidential information owned, used or held for use by the Company or any of its subsidiaries;

D.    Except as disclosed in the Registration Statement, Pricing Prospectus or Prospectus, and except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have used all software (including source code) and other materials that are distributed under a “free,” “open source,” or similar licensing model or under a license which, by its terms, (A) does not prohibit licensees of such software from licensing or otherwise distributing such software in source code form, (B) does not prohibit licensees of such software from making modifications thereof, and (C) does not require a royalty or other payment for the licensing or other distribution, or the modification, of such software (other than a reasonable charge to compensate the provider for the cost of providing a copy thereof), including software distributed under the GNU General Public License, GNU Lesser General Public License, GNU Affero General Public License, New BSD License, MIT License, Common Public License and other licenses approved as Open Source licenses under the Open Source Definition of the Open Source Initiative (“Open Source

Materials”), in compliance with all license terms applicable to such Open Source Materials. Other than as described in the Registration Statement, the Pricing Prospectus and the Prospectus, no products or services sold, licensed, conveyed or distributed by the Company or any of its subsidiaries, or software used by the Company or any of its subsidiaries in the provision of such products or services, incorporate, contain, are combined with, or are derived from any Open Source Material. Neither the Company nor any of its subsidiaries has used or distributed any Open Source Materials in a manner that requires or has required (X) the Company or any of its subsidiaries to permit reverse engineering of any material products or services of the Company or any of its subsidiaries, or any material software code or other technology owned by the Company or any of its subsidiaries, or (Y) any material products or services of the Company or any of its subsidiaries, or any material software code or other technology owned by the Company or any of its subsidiaries, to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works, or (3) redistributed at no charge or minimal charge;

(xxiv)    (A) The Company and its subsidiaries have (1) operated and currently operate their respective businesses in a manner compliant in all material respects with all applicable foreign, federal, state and local laws and regulations, all contractual obligations and all Company policies (internal and posted) related to privacy and data security applicable to the Company’s, and its subsidiaries’, collection, use, processing, handling, transfer, transmission, storage, disclosure and/or disposal of the data of their respective customers, employees and other third parties (the “Privacy and Data Security Requirements”) and (2) implemented, monitored and have been and are in material compliance with, applicable administrative, technical and physical safeguards and policies and procedures designed to ensure compliance with Privacy and Data Security Requirements, and (B) to the knowledge of the Company and except as described in the Pricing Prospectus, there has been no material loss or unauthorized access, use, disclosure, modification or breach of security of customer, employee or third party data maintained by or on behalf of the Company and its subsidiaries, and neither the Company nor any of its subsidiaries has notified, has been required to notify pursuant to its Privacy and Data Security Requirements, nor has the current intention to notify, any customer, governmental entity or the media of any such event with regard to any material data breach;

(xxv)    The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and, to the knowledge of the Company, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems, and, to the knowledge of the Company, there have been (i) no breaches, violations, outages or unauthorized uses of or access to same, except for those that have been remedied without material cost or liability, and (ii) no material incidents under internal review or investigations relating to the same;

(xxvi)    (A) None of the Company, any of its subsidiaries or any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, affiliate or other person while “associated with” (as that term is defined in the Bribery Act 2010 of the United Kingdom) or acting on behalf of the Company or any of its subsidiaries has (1) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense or taken any act in furtherance thereof; (2) made, offered, promised or authorized any direct or indirect unlawful payment; or (3) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; (B) the Company and its subsidiaries have instituted and maintained and continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (C) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws;

(xxvii)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxviii)    (A) None of the Company, any of its subsidiaries or any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions (including, but not limited to, Cuba, Iran, North Korea, Syria, and the Crimea, collective “Sanctioned Countries”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (1) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or a Sanctioned Country, respectively, or (2) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and (B) for the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not knowingly engage in any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or a Sanctioned Country, respectively;

(xxix)    The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxx)    Any statistical, industry-related and market-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources;

(xxxi)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no tax deficiency has been determined adversely to the Company or any of its subsidiaries and the Company does not have any knowledge of any tax deficiencies;

(xxxii)    From the time of initial confidential submission of a registration statement relating to the Shares with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(xxxiii)    Nothing has come to the attention of the Company that has caused it to believe that the forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Prospectus or the Prospectus have been made other than on a reasonable basis and in good faith;

(xxxiv)    Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action that was designed to or that has constituted or that might reasonably be expected to cause or result in the manipulation of the price of any security of the Company to facilitate the sale of the Shares;

(xxxv)    Neither the Company nor any of its subsidiaries has issued or guaranteed any debt securities that are rated by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) of the Exchange Act;

(xxxvi)    With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (A) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies, (B) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (C) each such grant was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules or requirements, and (D) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company presented in the Registration Statement;

(xxxvii)    Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code) would have any liability (each, a “Plan”) (A) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (D) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (E) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (F) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (G) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (H) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan

(including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (I) none of the following events has occurred or is reasonably likely to occur: (1) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (2) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (A) through (H) hereof, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(xxxviii)    No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company;

(xxxix)    No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party;

(xl)    (A) The Company and its subsidiaries (1) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (2) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (3) have not received written notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (B) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (A) and (B) above, for any such matter as would not, individually or in the aggregate, have a Material Adverse Effect; and (C) except as described in each of the Pricing Disclosure Package and the Prospectus, (1) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (2) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (3) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws;

(xli)    None of the Company nor any of its subsidiaries have taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock; and

(xlii)    The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement (or earlier, if required by applicable provisions), it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.

(b)    Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)    All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement referred to below, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained, except for the registration under the Act of the Shares and such consents, approvals, authorizations and orders as may be required under state securities or Blue Sky laws, the rules and regulations of FINRA or the approval for listing on the NYSE; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii)    The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By laws of such Selling Stockholder if such Selling Stockholder is a corporation, the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership (or similar applicable organizational document) or any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder, except for any such conflict, breach, violation or default that would not, individually or in the aggregate, adversely affect the validity of the Shares to be sold by such Selling Stockholder or the validity or binding nature of such Selling Stockholder’s agreements under this Agreement, the Power-of-Attorney or the Custody Agreement or reasonably be expected to materially impair the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, the Power of Attorney and the Custody Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements, the approval for listing on the NYSE of the Shares and such consents, approvals, authorizations, orders, registrations or qualifications (x) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (y) that have already been obtained or (z) that, if not obtained, would not individually or in the aggregate, adversely affect the validity of the Shares to be sold by such Selling Stockholder or the validity or binding nature of such Selling Stockholder’s agreements under this Agreement, the Power-of-Attorney or the Custody Agreement or reasonably be expected to materially impair the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement;

(iii)    Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims other than those set forth in the Custody Agreement; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv)    On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex IV hereto.

(v)    Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi)    To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder pursuant to Items 7 and 11(m) of Form S–1 expressly for use therein (it being understood and agreed upon that the only such information furnished by any Selling Stockholder consists of the following information furnished on behalf of such Selling Stockholder: (i) the name, address and the number of shares of Stock owned by such Selling Stockholder before and after the offering contemplated hereby and the other information with respect to such Selling Stockholder (other than percentages) that appears in the table and corresponding footnotes under the caption “Principal and Selling Stockholders” in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, and (ii) if such Selling Stockholder is an executive officer or director of the Company (including any person who is named in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto as a person who is to become a director of the Company at a future date), the biographical information of such Selling Stockholder as set forth under the caption “Management” in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto (such information, the “Selling Stockholder Information”)), the Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii)    In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W 9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(viii)    Certificates in negotiable form or book-entry securities entitlements representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

(ix)    The Shares held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, certificates representing the Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event;

(x)    Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Money Laundering Laws or any applicable anti-bribery or anti-corruption laws; and

(xi)    Such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement.

2.    Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $[•], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.    Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4.    (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [•], 2021 or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)    The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 1870 Embarcadero Road, Palo Alto, California 94303 (the “Closing Location”), and the Shares will be delivered at the office of DTC or its designated custodian, all at such Time of Delivery. A meeting will be held at the Closing Location at [•:••] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

The Company hereby confirms its engagement of KeyBanc Capital Markets Inc. as, and KeyBanc Capital Markets Inc. hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of FINRA Rule 5121 with respect to the offering and sale of the Shares. KeyBanc Capital Markets Inc., solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

5.    The Company agrees with each of the Underwriters:

(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act related to the offering of the Shares , or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or other prospectus or pursuant to Section 8A of the Act related to the offering of the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)    Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c)    Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Pricing Disclosure Package (if copies of the Prospectus have not yet been furnished to the Underwriters) or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Pricing Disclosure Package or Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Pricing Disclosure Package or Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Pricing Disclosure Package or Prospectus or a supplement to the Pricing Disclosure Package or Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)    To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering Analysis and Retrieval System

(“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)(1)    During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, lend, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, loan, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (A) the Shares to be sold hereunder or pursuant to employee stock option plans, as described in the Pricing Prospectus and Prospectus, existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, (B) Shares issued as a bona fide gift to a charitable organization provided that any such transfer shall not involve a disposition for value, or (C) Shares issued in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, provided that, in the case of clause (B), the value at issuance of any such Shares, calculated based on the initial public offering price, shall not exceed $5,000,000 in the aggregate, provided further that, in the case of clause (C), the aggregate number of shares of Stock that the Company may sell or issue or agree to sell or issue pursuant to clause (C) shall not exceed 10% of the total number of shares of Stock issued and outstanding immediately following the completion of the offering of the Shares contemplated by this Agreement and provided further that, in the case of clause (C), the Company shall cause the recipient of such securities to (a) execute and deliver to the Representatives, on or prior to the issuance of such securities, a lock-up agreement on substantially the same terms as the lock-up agreements referenced in Section 8(i) hereof to the extent not already executed and delivered by such recipient as of the date hereof and (b) enter stop transfer instructions with the Company’s transfer agent and registrar on such securities with respect to all recipients of such securities, which the Company agrees it will not waive or amend without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC) without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC;

(e)(2)    If Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(i) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex III hereto through a major news service at least two business days before the effective date of the release or waiver;

(e)(3)    During the Lock-Up Period, the Company shall enforce all agreements between the Company and any holder of Stock or any securities of the Company that are substantially similar to the Shares, including but not limited to any options to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, that contain or reference restrictions similar to the restrictions contained in Annex III or any other form of “lock up” or “market stand-off” provision, not waive any such restriction with respect to any such holder without the prior written consent of Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC and take all reasonable actions necessary to enforce all such restrictions, including imposing stop-transfer instructions with respect to such securities and instructing its transfer agent to place restrictive legends describing such restriction on the certificates or book-entries with respect to such securities. Without limiting the generality of the foregoing, the Company shall restrict sales, transfers and dispositions of shares of Stock subject to the Tenth Amended and Restated Investors’ Rights Agreement, dated as of April 12, 2019, among the Company and the other parties thereto, under circumstances under which such sales, transfers or dispositions would be restricted pursuant to the restrictions contained in Annex IV hereto;

(f)    During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, provided that no reports, documents or other information need to be furnished pursuant to this Section 5(f) to the extent that they are available on EDGAR;

(g)    During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission) , provided that no reports, documents or other information need to be furnished pursuant to this Section 5(g) to the extent that they are available on EDGAR;

(h)    To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)    To use its best efforts to list the Shares on the New York Stock Exchange (“NYSE”);

(j)    To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k)     If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3(a)(c) of the Commission’s Informal and Other Procedures (16 C.F.R. 202.3a);

(l)    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(m)     To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery; and

(n)    Neither the Company nor its subsidiaries shall take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

6.    (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)     The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;

(d)    The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) or, after December 8, 2020, (a)(9), (a)(12), or (if the family client is an institution) (a)(13) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-

Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e)    Each Underwriter represents and agrees that (i) any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) or, after December 8, 2020, (a)(9), (a)(12), or (if the family client is an institution) (a)(13) under the Act and (ii) it will not distribute, or authorize any other person to distribute, any Testing-the-Waters Communication, other than with the prior written authorization of the Company.

7.    The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, if any, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on the NYSE; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares, provided, however, that the reasonable fees and disbursements of the counsel to the Underwriters described in subsection (a)(iii) and (a)(v) shall not exceed $35,000 in the aggregate; (b) the Company will pay or cause to be paid (i) the cost of preparing stock certificates, if applicable; (ii) the cost and charges of any transfer agent or registrar; (iii) the reasonable and documented out of pocket fees and expenses of the QIU acting in its capacity as such; and (iv) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, provided, however, that the reasonable and documented out of pocket fees and expenses of the QIU shall not exceed $10,000; and (c) such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder with respect to (i) any fees and expenses of counsel for such Selling Stockholder other than those being paid for by the Company, and (ii) all taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (c)(ii) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, their own lodging, travel and meal expenses in connection with any “roadshow,” and any advertising expenses connected with any offers they may make, and that the Underwriters shall be responsible for 50% of the cost of any chartered plane, jet, private aircraft, other aircraft or other transportation chartered in connection with any “roadshow” presentation to investors undertaken in connection with the offering of the Shares hereunder.

8.    The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act related to the offering of the Shares shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)    Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    DLA Piper LLP (US), counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(d)    The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel (a form of each such opinion is attached as Annex II hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)    A Power of Attorney and a Custody Agreement have been duly executed and delivered by such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder in accordance with their terms;

(ii)    This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder; and the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By laws of such Selling Stockholder if such Selling Stockholder is a corporation , the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder;

(iii)    No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the performance by such Selling Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except such as have been obtained under the Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws and the approval by FINRA of the underwriting terms and arrangements in connection with the purchase and distribution of the Shares by the Underwriters;

(iv)    Immediately prior to such Time of Delivery, such Selling Stockholder had good and valid title to the Shares to be sold at such Time of Delivery by such Selling Stockholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and

(v)    Good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, has been transferred to each of the several Underwriters who have purchased such Shares in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the Uniform Commercial Code.

In rendering the opinion in paragraph (iv), such counsel may rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of, and liens, encumbrances, equities or claims on, the Shares sold by such Selling Stockholder, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificate;

(e)    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a form of the letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

(f)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of (A) the exercise of stock options or settlement of restricted stock units (including any “net” or “cashless” exercises or settlements), or the award of stock options, restricted stock units, restricted stock or other awards in the ordinary course of business pursuant to the Company’s equity plans described in the Pricing Prospectus, (B) the repurchase of shares of capital stock upon termination of the holder’s employment or service with the Company pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company, or (C) the issuance, if any, of capital stock upon exercise or conversion of Company securities as described in the Pricing Prospectus or Prospectus) or any increase in long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (A) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (B) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(g)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or on the Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h)    The Shares to be sold at such Time of Delivery shall have been duly listed for quotation, subject to official notice of issuance, on the NYSE;

(i)    The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each director, executive officer, Selling Stockholder and holders of substantially all of the outstanding shares of Stock, substantially to the effect set forth in Annex IV hereof in form and substance satisfactory to you;

(j)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k)    The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request; and

(l)    The Company shall have furnished or caused to be furnished to the Representatives on the date of the Prospectus at a time prior to the execution of this Agreement and at such Time of Delivery a certificate of the Chief Financial Officer of the Company as to the accuracy of certain financial information included in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus and the Prospectus, in form and substance satisfactory to the Representatives.

9.    (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication prepared or authorized by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

The Company also agrees to indemnify and hold harmless the QIU, its affiliates, directors and officers and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, the QIU’s participation as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with the offering of the Shares.

(b)    Each of the Selling Stockholders will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with its Selling Stockholder Information; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the product of the number of shares sold by such Selling Stockholder and the initial public offering price of the Shares as set forth in the Prospectus (net of any underwriting discounts and commissions but before deducting expenses) (the “Selling Stockholder Proceeds”).

(c)    Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting (Conflicts of Interest)”, and the information contained in the ninth, tenth and eleventh paragraphs under the caption “Underwriting (Conflicts of Interest)”.

(d)    Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be paid or reimbursed as they are incurred, provided, however, that if indemnity may be sought pursuant to the second paragraph of Section 9(a) above in respect of such proceeding and in the event that KeyBanc Capital Markets Inc. has reasonably concluded that there may be distinct legal defenses available to in its capacity as a “qualified independent underwriter”, then in addition to such separate firm of the Underwriters, their affiliates, directors, officers and such control persons of the Underwriters the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for KeyBanc Capital Markets Inc. in its capacity as a “qualified independent underwriter”, its affiliates, directors, officers and all persons, if any, who control KeyBanc Capital Markets Inc. within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company, and any such separate firm for the Selling Stockholders shall be designated in writing by the Selling Stockholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable and documented fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (but before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The Company, each of the Selling Stockholders and the Underwriters agree that the QIU will not receive any additional benefits hereunder for serving as the “qualified independent underwriter” in connection with the offering and sale of the Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the contribution by the Selling Stockholders pursuant to this subsection (e) shall not exceed the Selling Stockholder Proceeds (reduced by any amounts such Selling Stockholder is obligated to pay under subsection (b) above). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the

Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint and the Selling Stockholder’s obligations in this subsection (e) to contribute are several in proportion to their respective Selling Stockholder Proceeds.

(f)    The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10.    (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.    The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders, the several Underwriters and the QIU as a “qualified independent underwriter”, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, director, officer, broker-dealer affiliate, or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company, or any of the Selling Stockholders or any controlling person of any Selling Stockholder, or the QIU as a “qualified independent underwriter,” or any officer or director or controlling person of the QIU as a “qualified independent underwriter” and shall survive delivery of and payment for the Shares.

12.    If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason (other than those set forth in clauses (i), (iii), (iv) or (v) of Section 8(g)), any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters through you for all reasonable and documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.    In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to each of the Representatives in care of (a) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; (b) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, with a copy to Legal Department; and (c) KeyBanc Capital Markets Inc., 127 Public Square, Cleveland, Ohio 44114, Attention: Syndicate with a copy to Legal Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to each of the Attorneys-in-Fact named in the Power of Attorney, c/o the Company at the address set forth on the cover of the Registration Statement, Attention: General Counsel with a copy, which shall not constitute notice, to Whalen LLP, 1601 Dove

Street, Suite 270, Newport Beach, California 92660; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you at (i) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Control Room; (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, with a copy to Legal Department; and (iii) KeyBanc Capital Markets Inc., 127 Public Square, Cleveland, Ohio 44114, Attention: Syndicate with a copy to Legal Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company, officers, directors and broker-dealer affiliates of the Underwriters and each person who controls the Company any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.    The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto. Moreover, each Selling Shareholder acknowledges and agrees that, although the Representative may be required or choose to provide certain Selling Stockholders with certain Regulation Best Interest and Form CRS disclosures in connection with the offering, the Representative and the other Underwriters are not making a recommendation to any

Selling Stockholder to participate in the offering, enter into a “lock-up” agreement, or sell any Shares at the price determined in the offering, and nothing set forth in such disclosures is intended to suggest that the Representative or any Underwriter is making such a recommendation.

17.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18.    This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company and each Selling Stockholder agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Stockholder agree to submit to the jurisdiction of, and to venue in, such courts.

19.    The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.    Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this letter by signing in the space provided below, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Pages Follow]

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

ON24, Inc.

By:
Name:
Title:

The Selling Stockholders Named In Schedule II Hereto, Acting Severally

By:
Name:
	Title:	Attorney in Fact

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:
Name:
Title:

J.P. Morgan Securities LLC

By:
Name:
Title:

KeyBanc Capital Markets Inc.

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I
Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
KeyBanc Capital Markets Inc.

Total

SCHEDULE II
	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Company
The Selling Stockholder(s):
[Name of Selling Stockholder](a)
[Name of Selling Stockholder](b)
[Name of Selling Stockholder](c)
[Name of Selling Stockholder](d)
[Name of Selling Stockholder](e)

Total

(a)	This Selling Stockholder is represented by [●] and has appointed [●], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
(b)	This Selling Stockholder is represented by [●] and has appointed [●], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
(c)	This Selling Stockholder is represented by [●] and has appointed [●], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.
(d)	This Selling Stockholder is represented by [●] and has appointed [●], and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

SCHEDULE III

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

[Electronic roadshow dated [●]]

(b) Additional Documents Incorporated by Reference:

None

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $ [●].

The number of Shares purchased by the Underwriters is [●].

[Add any other pricing disclosure.]

(d) Written Testing-the-Waters Communications:

[●]

ANNEX I

FORM OF COMFORT LETTER TO BE DELIVERED AT EACH TIME OF DELIVERY

ANNEX I(a)

COMFORT LETTER DELIVERED PRIOR TO OR AS OF THE DATE OF THIS AGREEMENT

ANNEX I(b)

FORM OF COMFORT LETTER TO BE DELIVERED ON EFFECTIVE DATE OF ANY POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT AND AS OF EACH TIME OF DELIVERY

ANNEX II

FORM OF OPINION OF WHALEN LLP

ANNEX III

[FORM OF PRESS RELEASE]

ON24, Inc.

[Date]

ON24, Inc. announced today that Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, the lead book-running managers in the Company’s recent public sale of shares of the Company’s common stock, are [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on             ,      20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

1

ANNEX IV

FORM OF LOCK-UP AGREEMENT